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                                                                    Exhibit 3.16


                                    BYLAWS OF

                      WESTERN ASSOCIATED ENERGY CORPORATION


                                   ARTICLE ONE

                                     OFFICES

         1.01 - The principal office of the corporation shall be in the City of San Antonio, County of Bexar, State of Texas.

         1.02 - The corporation may also have offices at such other places as the Board of Directors may from time to time appoint, or as the business of the corporation may require.

                                   ARTICLE TWO

                                      SEAL

         2.01 - The Board of Directors shall provide a corporate seal.

                                  ARTICLE THREE

                            MEETINGS OF SHAREHOLDERS

         3.01 - PLACE. All meetings of the shareholders shall beheld at the offices of JUDSON H. PHELPS, JR:, Attorney at Law, 901 N. E. Loop 410, 826 Alamo Savings Tower, San Antonio, Texas, or at such other place as the Board of Directors shall designate from time to time.

         3.02 - TIME OF ANNUAL MEETING. An annual meeting of shareholders shall be held at 10:00 o'clock A.M. on any day except Sunday or other legal holiday during the month of October of each year as shall be designated by the Board of Directors from time to time.

         3.03 - SPECIAL MEETING. Special meetings of the shareholders may be called by the President, the Board of Directors, or by the holders of not less than one-tenth of all the shares entitled to vote at the meeting so called. No questions may be voted upon at a special meeting of the shareholders unless the notice of such meeting states that one of the purposes of such meeting will be to act upon such question or such meeting is attended by all of the shareholders entitled to vote upon such question and all of the shareholders vote that such question may then be voted upon at such meeting.

         3.04 - NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by, or at the direction of the

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President, the Secretary or the officer or person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation with postage thereon prepaid. Any notice of meeting may be waived by written waiver signed prior to the commencement of said meeting.

         3.05 - FIXING RECORD DATE FOR DETERMINATION OF SHAREHOLDERS ENTITLED TO NOTICE OF AND TO VOTE AT SHAREHOLDERS' MEETING.

         (a) For the purpose of determining shareholders entitled to notice of any meeting of shareholders or any adjournment thereof, the Board of Directors may, by resolution, provide that the stock transfer books shall be closed for a period of 10 days immediately preceding the meeting.

         (b) If the Board of Directors do not provide for the closing of the stock transfer books, relative to a particular meeting, then and in such event the record time and date for the determination of shareholders entitled to notice of and to vote at such meeting shall be the close of business on the 10th day immediately preceding such meeting.

         3.06 - VOTING LIST. The officer or agent having charge of the corporation's stock transfer books shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof. Such list shall be arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books and to vote at any meeting of shareholders.

         3.07 - QUORUM. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholder's meeting, unless the vote of a greater number is required by law.

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         3.08 - VOTING OF SHARES.

         (a) Each outstanding share of common stock shall be entitled to one vote on each matter submitted to a vote of a meeting of shareholders.

         (b) Treasury shares, shares of its own stock owned by another corporation the majority of the voting stock of which is owned or controlled by it, and shares of its own stock held by a corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         (c) A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and unless otherwise made irrevocable by law.

         (d) At each election for directors, every shareholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. Shareholders may not cumulate their votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares would equal.

         (e) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may authorize or, in the absence of such authorization, as the Board of Directors of such corporation may determine.

         (f) Shares held by an administrator, executor, guardian or conservator may be voted by him so long as such shares forming part of an estate are in the possession and form a part of an estate being served by him, either in person or by proxy, without a transfer of shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.

         (g) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

         (h) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

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         3.09 - ACTIONS WITHOUT A MEETING. Any action required by the Texas
Business Corporation Act or required by these bylaws to be taken at a meeting of the shareholders of the corporation or any action which may be taken at a meeting of the shareholders may be taken without a meeting if the consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of shareholders.

                                  ARTICLE FOUR

                                    DIRECTORS

         4.01 - MANAGEMENT. The business and affairs of the corporation shall be managed by the Board of Directors.

         4.02 - NUMBER. The initial Board of Directors of the corporation shall be composed of two (2) members. The authorized number of directors may be increased or decreased from time to time by amendments to these bylaws, provided, however, that the number of directors shall never be less than one
(1), and, further, no decrease shall have the effect of shortening the term of any incumbent director.

         4.03 - QUALIFICATIONS. A director need not be a shareholder of the corporation in order to be elected to the office of director.

         4.04 - TERM OF OFFICE. Unless removed in accordance with these bylaws, each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified.

         4.05 - REMOVAL. Any director may be removed from his position as director, either with or without cause, at any special meeting of shareholders if notice of intention to act upon the question of removing such director shall have been stated as one of the purposes for the calling of such meeting.

         4.06 - VACANCY. A particular directorship shall be considered to be vacant upon the happening of any one of the following events:

         (1)   Death of the person holding such directorship.

         (2)   Resignation of the person holding such directorship.

         (3) Refusal of a person elected to a directorship to manifest his assent to serve.

         (4) Removal of a director at a special shareholders' meeting as provided in Section 4.05 of this Article of these bylaws.

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         4.07 - FILLING OF VACANCY. Any vacancy occurring in the Board of
Directors shall be filled at the next meeting of the Board of Directors following the occurrence of such vacancy. Such vacancy shall be filled by the affirmative vote of a majority of the remaining directors though less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in such directorship.

         4.08 - ELECTION TO NEW DIRECTORSHIP. In the event of the creation of one or more new directorships by amendment of these bylaws, then any directorship to be filled by reason of such increase in the number of directors shall be filled by election at an annual meeting of the shareholders or a special meeting of the shareholders called for that purpose.

         4.09 - QUORUM. A majority of the number of directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise specifically required by law or these bylaws.

         4.10 - REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Texas, for the holding of additional regular meetings without other notice than such resolution.

         4.11 - SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. Notice of the call of a special meeting shall be in writing and delivered for transmission to each of the directors not later than during the third day immediately preceding the day for which such meeting is called. Notice of any special meeting may be waived in writing signed by the person or persons entitled to such notice; such waiver may be executed at any time before or after the time herein specified for the giving of such notice but not later than the time specified in such notice for the holding of such special meeting. Attendance of a director at a special meeting shall constitute a waiver of notice of such special meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business or the meeting is not lawfully called or convened.

         4.12 - PLACE OF MEETINGS. Unless otherwise specifically provided in these bylaws, all meetings of the Board of Directors shall be held at the principal place of business of the corporation; provided, however, this provision of these bylaws may be waived as to any particular meeting by the attendance of all of the Directors at such meeting without objection by any one of them at the time of convening of such meeting that such meeting is not being convened and held at the principal place of business of the corporation.

         4.13 - NO STATEMENT OF PURPOSE OF MEETING REQUIRED. Neither the business proposed to be transacted, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

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         4.14 - ACTIONS WITHOUT A MEETING OF DIRECTORS. Any action required or permitted to be taken at a meeting of the Board of Directors or any Executive Committee, may be taken without a meeting if consent in writing setting forth the action so taken is signed by all the members of the Board of Directors or any Executive Committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting.

                                  ARTICLE FIVE

                                    OFFICERS

         5.01 - NUMBER. The officers of the corporation shall be a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Treasurer, and a Secretary, and such assistant treasurers, assistant secretaries or other officers as may be elected by the Board of Directors. Any two or more offices may be held by the same person, except the President and Secretary shall not be the same person. In the event there are two or more Vice Presidents, the Board of Directors may designate one of such Vice Presidents the Executive Vice President.

         5.02 - ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders or as soon thereafter as conveniently as vacancies may be filled. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner herein provided.

         5.03 - REMOVAL. Any officer or agent or member of the executive committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         5.04 - VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         5.05 - PRESIDENT. The President shall be the principal executive officer of the corporation and shall in general supervise and control all of the business and affairs of the corporation. He shall preside at all meetings of the shareholders and of the Board of Directors. He shall sign, with the Secretary or an assistant secretary, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

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         5.06 - EXECUTIVE VICE PRESIDENT. In the event the Board of Directors shall designate one of the Vice Presidents of the corporation as Executive Vice President, as authorized in Article 5.01, such Executive Vice President shall, in the absence of the President, or when delegated by the President, perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

         5.07 - VICE PRESIDENT. In the absence of the President and the Executive Vice President (if any has been designated by the Board of Directors), any Vice President may perform the duties of the President, and when so acting, shall have all of the powers and be subject to all of the restrictions placed upon the President, and the Vice President shall perform such other duties as from time to time may be assigned to him by the President, the Executive Vice President, or by the Board of Directors.

         5.08 - THE TREASURER. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; and in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

         5.09 - THE SECRETARY. The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one, or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records of the corporation in accordance with the provisions of these bylaws; (d) keep a register of the post office address of each shareholder; (e) sign with the President certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         5.10 - ASSISTANT TREASURERS OR ASSISTANT SECRETARIES. The assistant secretaries as thereunto authorized by the Board of Directors may sign with the President certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers and assistant secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors.

         5.11 - SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

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                                   ARTICLE SIX

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         6.01 - INDEMNIFICATION. The corporation shall indemnify each of its directors or officers or its former directors and officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and reasonably incurred by him in connection with the defense of any action, suit or proceeding, civil or criminal, in which he is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duty to such corporation. Negligence or misconduct for this purpose shall be deemed to include willful misfeasance, bad faith, gross negligence or the reckless disregard of the duties involved in the conduct of his office. A conviction or judgment (whether based on a plea of guilty or polo contendere or its equivalent, or after trial) in a criminal action, suit or proceeding shall not be deemed an adjudication of liability for negligence or misconduct in the performance of duty to the corporation if the director, officer or other person acted in good faith in what he considered to be the best interests of the corporation and without reasonable cause to believe that the action upon which the judgment of conviction is predicated was illegal. In the absence of an adjudication which expressly absolves the director, officer or other person of liability to the corporation or its stockholders for negligence and misconduct within the meaning thereof, as used herein, or in the event of a settlement, the right to indemnification of each director, officer or other person shall be conditioned upon the prior determination by a resolution adopted by two-thirds of those members of the Board of Directors who are not involved in the action, suit or proceeding that the director or officer has no liability by reason of negligence or misconduct, within the meaning thereof as used herein, or, in the alternative, if a majority of the Board of Directors are involved in the action, suit or proceedings, such determination shall have been made by independent counsel. The right to indemnification provided for herein shall extend to and include the heirs, personal representatives, executors and administrators of any deceased officer, director or other persons above described.

         6.02 - INDEMNIFICATION IN SECURITIES MATTERS. In the event that a claim for indemnification under the provisions of 6.01 hereof is made for liabilities arising under the Securities Act of 1933, as amended and supplemented, the indemnification shall not be made or allowed unless (1) the claim for indemnification under the circumstances is predicated upon the prior successful defense by the applicant of any action, suit or proceedings, (2) the Board of Directors receives an opinion of counsel of the corporation to the effect that it has been settled by controlling precedent that indemnification under the circumstances is not against public policy as expressed in said Act, or (3) a court of appropriate jurisdiction finally adjudicates in an action, suit or proceeding in which the issue is submitted to the court by the corporation prior to allowance of the claim that indemnification under the circumstances is not contrary to the public policy expressed in said Act.

         6.03 - TYPES OF ACTIONS. The provisions of 6.01 and 6.02 shall apply to any action, suit or proceeding by or in the right of the corporation, as well as to other actions, suits or proceedings, whatsoever the nature thereof or the claim or cause of action asserted therein.

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         6.04 - OTHER RIGHTS. The right of indemnification provided for in 6.01 and 6.02 shall be in amplication, and not in limitation, of any other right, relief or remedy to which the directors, officers and other persons referred to therein may be entitled according to law.

         6.05 - RELIANCE UPON CORPORATE RECORDS. Every officer, director or member of any committee appointed by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the opinion of counsel of the corporation and upon the books of account or reports made to the corporation by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors, or by such committee, or in relying in good faith upon other records of the corporation.

                                  ARTICLE SEVEN

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         7.01 - CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         7.02 - LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         7.03 - CHECKS, DRAFTS, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         7.04 - DEPOSITS. All funds of the corporation not otherwise employed shall .be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

                                  ARTICLE EIGHT

                             CERTIFICATES FOR SHARES

         8.01 - CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an assistant secretary and shall be sealed with the seal of the corporation. All certificates for shares shall be consecutively numbered or otherwise indentified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for alike number of shares shall have been surrendered and cancelled,

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except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

         8.02 - TRANSFER OF SHARES. Transfers of shares of the corporation shall be made only on the books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

                                  ARTICLE NINE

                                   FISCAL YEAR

         9.01 - The fiscal year of the corporation shall be determined by the Board of Directors.

                                   ARTICLE TEN

                                    DIVIDENDS

        10.01 - The Board of Directors may from time to time declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                                 ARTICLE ELEVEN

                               AMENDMENT OF BYLAWS

        11.01 - The initial bylaws of the corporation shall be adopted by its Board of Directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws, subject to repeal or change by action of the shareholders, shall be vested in the Board of Directors. The bylaws of this corporation may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with law or the articles of incorporation.

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